Exhibit 99.1

This edition of Snack Bytes covers some key dates, the next steps in the process of the acquisition and other information that we know as of today.

Benefits and Incentives

What we know today:

•	There will be no changes to 2018 benefits. While we don’t expect changes in 2019, that is still to be determined.
•	2018 Annual Incentives will be accelerated and paid out at 100% of target, prorated for December 30 (beginning of fiscal year) through the day prior to the merger close date. We anticipate the actual payout to be within 30 days after close.
•	We expect that Snyder’s-Lance compensation structures will transition to Campbell’s compensation structures beginning in August 2019, at the earliest. Until that time, our current compensation structures – salaries, grades and titles will remain in place.

Key Dates and Next Steps to Close

We’ve completed several key requirements to satisfy the conditions of close. One of the biggest hurdles was to obtain HSR clearance to proceed with the proposed acquisition. HSR stands for The Hart-Scott-Rodino Antitrust Improvements Act, and it requires companies in a proposed transaction to file notifications with the Department of Justice and Federal Trade Commission. Both of these organizations have given us the go ahead to proceed with the transaction.

The next big step is to secure an affirmative vote of 75% of outstanding shares in order to approve the deal and close. The Snyder’s-Lance shareholder meeting will take place on March 23rd. If the transaction is approved by our shareholders, we expect to close soon after.

Blackout Period to Prepare for Transition

Another key milestone you should be aware of going into Day 1 is a blackout period for Supply Chain and Finance as we prepare our systems and infrastructure for the transition. Between March 23th at 11:59 p.m. ET and 12:01 a.m. ET March 26th, our supply chain network will initiate a full inventory count and no materials will be received or orders processed. All of our various teams will be in constant contact with their customers and partners to minimize the impact of this event, but your support will also be critical to ensure we execute this process on time.

FAQs

You can always find the full list of FAQs on the transaction information SharePoint site. Click here to access that link.

ADDITIONAL INFORMATION

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed acquisition of Snyder’s-Lance, Inc. (the “Company”) by Campbell Soup Company. In connection with this transaction, the Company has filed a definitive proxy statement (the “Definitive Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) on February 20, 2018, and has filed other relevant materials regarding the proposed transaction with the SEC. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

The Company first mailed the Definitive Proxy Statement to shareholders of the Company on February 20, 2018. Investors and security holders may obtain free copies of the Definitive Proxy Statement and other documents filed with the SEC by the Company through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company are available free of charge on the Company’s internet website at http://ir.snyderslance.com/sec.cfm or by contacting the Company’s Investor Relations Department by email at kpowers@snyderslance.com or by phone at 704-557-8279.

PARTICIPANTS IN THE SOLICITATION

The Company, its directors and certain of its executive officers may be considered participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the Definitive Proxy Statement and other relevant materials filed with the SEC. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on February 28, 2017, its proxy statement for its 2017 annual meeting of shareholders, which was filed with the SEC on March 27, 2017, its Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, which was filed with the SEC on November 9, 2017, and in other documents filed with the SEC by the Company and its officers and directors.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Definitive Proxy Statement and other relevant materials in connection with the transaction filed with the SEC.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this communication regarding the proposed acquisition of the Company, including any statements regarding the expected timetable for completing the proposed transaction, benefits of the proposed transaction, future opportunities, future financial performance and any other statements regarding future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “aim,” “anticipate,” “believe,” “could,” “ensure,” “estimate,” “expect,” “forecasts,” “if,” “intend,” “likely” “may,” “might,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “probable,” “project,” “should,” “strategy,” “will,” “would,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements.

All forward-looking information are subject to numerous risks and uncertainties, many of which are beyond the control of the Company, that could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: failure to obtain the required vote of the Company’s shareholders; the timing to consummate the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur; the diversion of management time on transaction-related issues; and risk that the transaction and its announcement could have an adverse effect on the Company’s ability to retain customers and retain and hire key personnel. Additional information concerning these and other risk factors can be found in the Company’s filings with the SEC and available through the SEC’s Electronic Data Gathering and Analysis Retrieval system at http://www.sec.gov, including the Company’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and the Definitive Proxy Statement. The foregoing list of important factors is not exclusive. The Company’s forward-looking statements are based on assumptions that the Company believes to be reasonable but that may not prove to be accurate. The Company assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as may be required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.